UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 3, 2024

PHIO PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Apex Drive, Suite 300A, PMB 2006
Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	PHIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on May 16, 2024, Phio Pharmaceuticals Corp., a Delaware corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Triton Funds LP (“Triton”), pursuant to which the Company agreed to sell, and Triton agreed to purchase, upon the Company’s request in one or more transactions, up to 95,833 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), providing aggregate gross proceeds to the Company of up to $621,000. Pursuant to the terms of the Purchase Agreement, Triton agreed to purchase the shares of Common Stock under the Purchase Agreement at a purchase price of $6.48 per share (as adjusted to account for the Company's 1-for-9 reverse stock split which became effective on July 5, 2024), but had the right, upon delivery of notice to the Company, to reduce the number of shares of Common Stock to be purchased under the Purchase Agreement if the trading price of the Common Stock, as reflected on Nasdaq.com, fell below $6.48 per share at any time after the date of the Purchase Agreement and prior to the closing of any sale of Common Stock to Triton. On July 3, 2024, the closing price of the Company's Common Stock was $5.23 per share.

On July 3, 2024, the Company provided written notice (the “Termination Notice”) to Triton of its election to terminate the Purchase Agreement pursuant to Section 10.5 of the Purchase Agreement, effective immediately. The Company provided the Termination Notice to Triton after the Company's Board of Directors determined that it was advisable and in the best interests of the Company and its stockholders to terminate the Purchase Agreement and pursue alternative financing.

No shares of Common Stock were sold by the Company or purchased by Triton pursuant to the Purchase Agreement prior to the delivery of the Termination Notice.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as an exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 17, 2024 and is incorporated by reference herein.

Item 8.01 Other Events.

On July 5, 2024, the Company issued a press release relating to the matters described in Item 1.02 above. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
99.1	Press Release issued by the Company on July 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHIO PHARMACEUTICALS CORP.

Date: July 5, 2024	By:	/s/ Robert Bitterman
Name: Robert Bitterman Title: President & Chief Executive Officer

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